Exhibit 99.2

John H. Harland Company
Transcript of Q2 2006 Earnings Conference Call
August 4, 2006

John H. Harland Company - CORPORATE PARTICIPANTS
Tim Tuff - Chairman, President and Chief Executive Officer
Charlie Carden - Senior Vice President and Chief Financial Officer Henry Bond - Vice President, Investor Relations & Treasurer

PRESENTATION CONFERENCE CALL PARTICIPANTS
Dave Cardell
Brahman Capital - Analyst
Nik Fisken
Stephens Inc. - Analyst
John Kraft
D.A. Davidson & Co. - Analyst
Beth Lilly
Woodland Partners - Analyst
Charles Weissman
Lazard - Analyst

PRESENTATION

Operator
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Good day everyone and welcome to today's John H. Harland Company second-quarter
2006 earnings results conference. Just as reminder, today's call is being recorded. At this time for opening remarks and introductions, I would like turn the call over to Mr. Henry Bond, Vice President, Investor Relations and Treasurer. Please go ahead, sir.

Henry Bond - John H. Harland Company - VP of IR & Treasurer
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Thank you, Sara. Thanks for joining us on Harland's 2006 second quarter earnings conference call. Also with me this morning are Tim Tuff, Chairman and Chief Executive Officer and Charlie Carden, Chief Financial Officer. In accordance with Reg FD, this call is open to all interested parties and is being broadcast live over Harland's Web site at www.Harland.net.

I would like to make a brief cautionary statement that certain words and phrases, such as "should result" or "will continue," "estimated or projected," and similar expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

These statements are necessarily subject to certain risks and uncertainties that could cause the actual results to differ materially from the Company's historical experience and present expectations or projections. Caution should be taken not to place undue reliance on such forward-looking statements that speak only as of this date. The very factors that affect the Company's financial performance could cause the actual results for future periods to differ materially from any opinions or projections.

These factors are discussed in some detail in our press release, our 10-K, and our 10-Q and I would refer you to these for further clarification.

With that out of the way, I will turn the call over to Charlie Carden.

Charlie Carden - John H. Harland Company - SVP, CFO
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Thank you, Henry and good morning.

For the second quarter of 2006 Harland sales of $259.4 million was up $20.0 million or 8.4% from $239.4 million for the second quarter of 2005. Net income for the second quarter was $16.5 million, down $2.3 million or 12.1% from last year's second-quarter net income of $18.8 million. Diluted earnings per share for this year's second quarter were $0.61, down $0.06 or 9.0% from diluted earnings per share of $0.67 for the second quarter of 2005.

Improved operating performance for the quarter in Scantron and Software & Services was more than offset by increased interest expense, increased Corporate costs, lower operating performance in Printed Products, and a higher effective tax rate.

The second quarter of 2005 included an unusually high $6.0 million of contract termination payments from customers in Printed Products compared with $0.8 million in this year's second quarter. This decrease in contract termination payments is equivalent to $0.11 per diluted share and more than accounts for the reported decrease in diluted earnings per share. In addition, as a result of the requirement to expense stock options pursuant to FASB 123(R), which was implemented on January 1, 2006, compensation costs for the Company increased $1.6 million pre-tax, or $0.04 per diluted share in the second quarter of 2006 compared with last year's second quarter.

Prior to the adoption of FASB 123(R), the Company classified stock-based compensation costs as a Corporate expense except for certain grants made in 2004 to replace an incentive agreement related to an acquisition. Effective with the first quarter of 2006, stock-based compensation costs have been assigned to the Company's operating segments, along with performance-based 401(k) contribution accruals for individuals in the operating segments who are participants in these compensation programs. In the second quarter of 2006, a total of $2.0 million of such costs were assigned to the three operating segments. Similar costs in prior periods have been reclassified to the operating segments for comparability. A total of $1.8 million of such costs were reclassified from Corporate to the three operating divisions for the second quarter of 2005. The assignment of these costs from Corporate to the three operating segments has the effect of reducing gross profit, pre-tax income and margins from previous levels for each of the operating segments but has no affect on consolidated income.

Weighted average diluted shares outstanding decreased from 28.1 million in the second quarter of 2005 to 27.0 million in 2006 as a result of the Company's share repurchase program. The decrease in weighted diluted shares outstanding had a favorable impact of $0.02 on diluted earnings per share for the quarter.

Turning to operations. The previously mentioned increase of 8.4% in consolidated sales for the second quarter of 2006 reflected sales improvements in Software & Services and Printed Products with a slight decrease in Scantron. Sales for Printed Products increased 5.9%, primarily due to the Liberty acquisition, higher volumes in Integrated Client Solutions and Harland Business Solutions and a price increase implemented earlier in the year partially offset by lower volumes in legacy checks and the decrease in contract termination payments for customers mentioned earlier.

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

Sales for Software & Services for the second quarter of 2006 increased 18.8% compared to the second quarter of 2005 due to acquisitions, increased sales of core systems and lending solutions partially offset by lower sales of mortgage solutions, payment solutions, and retail solutions. Organic growth for Software & Services was 6.5% for the second quarter of 2006. Sales for Scantron decreased 0.8% compared to the second quarter of 2005 due to slightly lower sales in all business units -- Data Collection, Testing & Assessment, and Service Group.

Consolidated gross profit for the second quarter of 2006 was $129.4 million or 49.9% of sales compared with $119.4 million or 49.9% of sales for the second quarter of 2005. The $10.0 million or 8.4% increase in gross profit was primarily the result of increased sales.

Consolidated SG&A expenses for the second quarter of 2006 were $94.2 million, or 36.3% of sales compared with $85.1 million or 35.5% of sales for the second quarter of 2005. The increase in SG&A expenses was primarily due to the impact of acquisitions and higher expenses for Corporate and Software & Services partially offset by lower expenses for Scantron and legacy Printed Products operations.

The balance of my comments will be focused on the operations of our three business segments.

The Printed Products segment consists of Checks, Harland Business Solutions, and Integrated Client Solutions.

The Software & Services segment includes Harland Financial Solutions which is comprised of Core Systems, Retail & Lending Solutions and Payments & Electronic Commerce. Core Systems includes Financialware, which was acquired on January 31, 2006. Financialware provides enterprise content management solutions.

Scantron is the third segment and includes Data Collection, Testing & Assessment, and the Service Group.

Printed Products segment income in the second quarter decreased 2.2% from $27.1 million in the second quarter of 2005 to $26.5 million in 2006. The $5.2 million decrease in contract termination payments from customers from last year's second quarter more than accounts for the decline in segment income. The impact of lower contract termination payments and lower volume in Checks' legacy imprint operations was partially offset by income related to Liberty and improved operating performance for Harland Business Solutions.

Printed Products sales increased 5.9% from $150.1 million for the second quarter of 2005 to $159.0 million in 2006, Checks reported a sales increase of 6.3%, Integrated Client Solutions reported a 6.2% increase and Harland Business Solutions reported a 3.4% increase. Organic sales growth was a negative 7.4% for Printed Products during the second quarter of 2006 compared to the second quarter of 2005 primarily due to the previously mentioned decline in contract termination payments from customers and the loss of a large customer.

Excluding the impact of Liberty, Checks' sales decreased $11.3 million, or 10.4%, primarily due to a 9.7% decrease in unit volume in its legacy imprint operations for the quarter compared with the same period a year ago and the $5.2 million decrease in contract termination payments from customers from the second quarter of 2005. The unit volume decrease primarily reflects the first full quarter of the just-mentioned major customer loss and the continuing market decline in check usage. The average price per unit in the legacy imprint operations decreased by 1.5%, which is more than explained by the decline in contract termination payments. A price increase implemented during the first quarter of 2006 substantially offset the impact of the significantly lower contract termination payments from customers previously discussed.

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

As mentioned earlier, Integrated Client Solutions' sales were up 6.2% for the second quarter of 2006, compared to the second quarter of 2005, primarily due to the edition effective January 1, 2006 of the direct marketing business acquired from Liberty that was included in Checks' business unit last year and an increase in analytical services partially offset by lower volumes for the legacy direct marketing business.

Harland Business Solutions' sales were up 3.4% in the second quarter of 2006 compared with the second quarter of 2005 primarily due to increased volume through the Financial Institution channel partially offset by lower volumes through the software customer and retail channels.

Lower manufacturing costs as a percentage of sales for the Printed Products segment had a favorable impact on segment income. The decrease in manufacturing costs as a percentage of sales resulted primarily from the lower depreciation expense for digital printing as that equipment is becoming fully depreciated and increased productivity. More than offsetting the impact of increased sales and lower manufacturing costs as a percentage of sales were increased SG&A expenses as a percentage of sales and increased amortization of intangibles related to the Liberty acquisition. The increase in SG&A expenses as a percentage of sales resulted primarily from the implementation of stock option expensing in 2006, increased selling expenses, increased information technology expenses and increased professional fees related to business improvement initiatives partially offset by lower incentive compensation costs, lower call center costs and lower marketing costs.

As mentioned earlier, Software & Services reported a sales increase of 18.8% in the second quarter compared with the same quarter in 2005 due to the Liberty and Financialware acquisitions and organic growth of 6.5%. The organic sales growth was attributable to increased sales for core systems and lending solutions partially offset by lower sales of mortgage solutions, payment solutions and retail solutions in the second quarter of 2006 compared with the second quarter of 2005. Sales were stronger in bank and credit union core systems for the quarter. Sales of compliance solutions was strong in lending solutions with a combination of growth from existing customers and new customer additions. Sales continued to be slow in mortgage solutions as well as in branch automation in retail solutions.

In addition to the sales increase, backlog increased $13.8 million, or 5.6% from last year's second quarter to $258.5 million. The increase in backlog from the prior year was due to stronger bookings from lending solutions and retail solutions. Excluding the impact of acquisitions, backlog increased $11.8 million, or 4.8% compared with the second quarter of 2005. Backlog increased $2.1 million, or 0.8% from the first quarter of 2006 primarily due to stronger bookings for lending solutions and retail solutions.

Segment income for the second quarter of 2006 was $7.6 million, up 13.3% compared to the 2005 second-quarter segment income of $6.7 million primarily due to organic growth, lower incentive compensation costs and the income from new acquisitions partially offset by business development expenses in Payments & Electronic Commerce. Segment income as a percentage of sales decreased from 10.8% in the second quarter of 2005 to 10.3% in the second quarter of 2006 primarily due to the implementation of stock option expensing in 2006 and mix of business. The second quarter of 2006 included the lower margin business from the Liberty acquisition and business development expenses in the Payments & Electronic Commerce business as well as a higher percentage of service bureau sales in Core Processing which have a lower margin than in-house sales.

Scantron's sales decreased 0.8% to $27.1 million in the second quarter of 2006 compared with $27.3 million for the second quarter of 2005 due primarily to decreased sales of forms in Testing & Assessment and Data Collection and decreased sales of installation services in Service Group. These decreases were substantially offset by increased sales of newer software products in the education market in Testing & Assessment, increased sales of survey services in Data Collection and increased sales of equipment maintenance services in Service Group.

Segment income of $6.3 million was up 18.2% for the second quarter of 2006 compared with the 2005 second quarter primarily due to lower SG&A expenses resulting largely from decreased selling, marketing and product development expenses and decreased incentive compensation costs.

Now, turning to Corporate SG&A expenses which increased $1.8 million or 25.2% in the second quarter of 2006 compared to the second quarter 2005. The increase was primarily due to increased legal and audit fees, increased stock compensation costs largely resulting from the adoption of FASB 123(R), increased business development expenses and increased information security expenses partially offset by decreased incentive compensation costs and lower compensation costs related to a decrease in the fair value of assets of a nonqualified deferred compensation plan.

Interest expense for the second quarter was $4.2 million, an increase of $2.1 million from the second quarter of 2005 primarily due to increased average debt outstanding and higher interest rates. Long-term debt, including the current portion, was $271.2 million at the end of the second quarter, down $12.7 million compared with $283.9 million at the end of last year's second quarter. The Company continues to have strong cash flow as indicated by the fact that long-term debt was down $12.7 million from last year despite $94.2 million of stock repurchases, upfront contract payments of $26.4 million, $16.5 million of dividend payments and acquisitions totaling $10.6 million. We now expect interest expense to be approximately $15.3 million in 2006 which reflects the impact of stock repurchases in the second quarter.

On July 3, 2006, the Company entered into new Credit Facility increasing the amount available to $450.0 million from the $412.5 million available under the previous facility. The new facility is comprised of a $362.5 million revolving loan and an $87.5 million term loan, both of which mature in 2011.

The effective tax rate was 39.7% for the second quarter of 2006 compared with 38.0% for the second quarter of 2005. The increase was primarily due to the expiration of tax benefits related to Puerto Rico operations, a higher state rate reflecting the impact of recent acquisitions and an adjustment to reflect the year-to-date impact of an increase in the estimated effective tax rate for 2006 from 39.00% to 39.25%.

During the second quarter we repurchased 717,400 shares of the Company's common stock at an aggregate cost of $30.4 million, or $42.43 per share. There are 1,775,500 shares remaining under the current Board authorization to repurchase shares. We now expect average diluted shares outstanding for 2006 to be approximately 27.0 million as a result of repurchases during the second quarter.

At its August 3, 2006 meeting, the Board increased the quarterly dividend by $0.025 per share from $0.150 to $0.175 per share.

Turning to the outlook. After a first quarter that was significantly above our original expectations, the second quarter came in at the low end of our guidance for diluted earnings per share, largely the result of lower volumes, particularly at the start of the quarter in our check printing operations in Printed Products and forms printing operations in Scantron.

As a result of our ongoing review of cost structure, we will have targeted cost reductions in all three operating divisions during the remainder of 2006. These actions are expected to result in severance costs of approximately $3.0 million. Most of the severance costs are expected in this year's third quarter with the resulting benefits to have a favorable impact beginning in this year's fourth quarter.

Taking this into account, we expect third-quarter diluted earnings per share to be in the $0.57 to $0.62 range and full-year diluted earnings per share to be in the $2.83 to $2.88 range.

That concludes the financial discussion. I would now like to turn the call over to Tim.


Tim Tuff - John H. Harland Company - Chairman, President and CEO
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Thank you, Charlie, and thank all of you for joining us as we discuss our results for the second quarter.

The first quarter was a great quarter and came in stronger than we had expected. The second quarter was a solid quarter but came in at the lower end of our guidance. The main reason for this was the lower-than-expected volumes in our traditional businesses in both Printed Products and Scantron, particularly early in the quarter.

I'd like to now discuss results for each part of our business, starting with Printed Products.

Segment sales for Printed Products increased almost 6% in the quarter, which was more than accounted for by the Liberty acquisition. Segment income decreased, more than accounted for by the previously announced loss of a major customer and a significant reduction in customer contract termination payments from the same period in 2005.

Legacy check volumes decreased 9.7% in the quarter. The major reason for the decline was the loss of the customer I just mentioned. But a number of our other major customers also had a slow start to the quarter after having had a strong first quarter. Volumes increased as the quarter progressed but not enough to overcome the slow start. Overall unit pricing for legacy checks declined 1.5% in the quarter year-over-year, which was more than explained by the unusually high level of customer contract termination payments in the second quarter of last year. Excluding those payments, the average unit price increased, flowing from the price increase we implemented in the first quarter. In general, however, pricing remains competitive in bid situations especially with larger accounts. This is consistent with what we've seen in recent years and we have not seen any signs that this is abating.

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

We marked the one-year anniversary of the Liberty acquisition in the second quarter. Liberty continues to perform well. We've been able to consolidate its manufacturing operations in a seamless manner and do so while maintaining high customer satisfaction levels.

Harland Business Solution sales grew 3.4% in the quarter year-over-year with much of this growth coming from sales of our small business products through our financial institution customers.

Sales in Integrated Client Solutions increased 6.2% in the quarter on a year-over-year basis and we are particularly encouraged by the growth in the quarter of our Analytics business, which is in this business unit.

Software & Services sales increased 18.8% and segment income increased 13.3% on a year-over-year basis.

We continue to be pleased with sales growth in this business and our organic growth is encouraging. Organic sales growth in the quarter was 6.5% year-over-year, improving further over the 6.1% we reported for the first quarter. Organic backlog was up 4.8% in the quarter year-over-year, and our pipeline continued to strengthen as well.

Margins continued to be below industry norms in the quarter. Much of this is attributable to the integration of recent acquisitions. This integration is going according to plan and we are now reaching the point where we can further reduce costs. The severance costs associated with these cost reductions will be incurred in the third quarter and you'll begin to see the benefits of them reflected in our margins in the fourth quarter.

Sales in Retail & Lending grew 16.1% in the quarter year-over-year driven by strong sales in Lending and also by the acquisitions. The growth in Lending came from both existing accounts and new account wins. We are also seeing good progress in our Retail business. Sales were down in the quarter, but our pipeline and bookings both increased and we expect our improved performance to start to show in our results in the second half of the year. Mortgage continues to lag with sales and installations slower than anticipated.

Core systems sales grew 11.5% in the quarter year-over-year with both our banking and credit union businesses doing better on a year-over-year basis. This increase is all the more impressive given that the bulk of our sales were service bureau sales. Our ability to cross-sell other Harland products and services to our Core Systems customers was particularly encouraging. Our pipeline in this business is growing too as we are participating in more bids.

Turning to Scantron. While we are making good progress in some parts of Scantron, sales declined slightly year-over-year. Segment income, however, increased 18.2% in the quarter. The major reason for this was cost reduction measures taken last year.

Testing & Assessment sales decreased 1.1% in the quarter year-over-year. However, we were particularly encouraged by sales of some of our newer software products, such as Performance Series and Achievement Series. This is the time of year when school districts select vendors for the coming year and we're making excellent progress towards being awarded new contracts. Improvements in software were more than offset by our standard forms, which were weaker then expected -- at the beginning of the quarter in particular -- after a particularly strong first quarter.

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

Data Collection sales were down 1.1% in the quarter year-over-year, attributable to weak sales of our custom forms and slow acceptance of our new imaging products. Sales of survey services and other software products, however, did well in the quarter.

Scantron Service Group sales decreased less than 1.0% in the quarter year-over-year. Higher maintenance service sales were more than offset by lower sales of our installation services. However, our pipeline is strong and customer satisfaction levels remain high.

To recap, the second quarter was a solid quarter and we continued to demonstrate encouraging organic growth in our newer businesses. Volumes were somewhat weaker than expected for checks and Scantron forms, especially at the beginning of the quarter but did improve later in the quarter.

From an operational perspective, we continuously review our cost structures. In the third quarter, we are taking measures to reduce costs in our traditional printing businesses in line with anticipated volumes and as a result of ongoing business improvement programs. We are also reducing costs in Software & Services as we reach a point in the integration of our acquisitions where we can further consolidate activities and reduce expenses. As well, we are rationalizing the cost structure of parts of our business that have not demonstrated their expected growth. Most of the service costs associated with these cost reduction actions will be incurred in the third quarter and you'll begin to see the positive impact of these actions reflected in our margins in the fourth quarter.

We remain committed to generating strong cash flow and to deploying that cash in a variety of ways to generate superior returns for our shareholders, including making accretive acquisitions, repurchasing stock and paying dividends.

During the first half of the year, we made one small acquisition and, as we mentioned in our last call, purchased the remaining 20% of Cavion that was not included in the Liberty acquisition but otherwise did not see any strategic acquisitions we could consummate at a reasonable price. We did, therefore, continue to repurchase stock, and yesterday, our Board of Directors also approved an increase in our quarterly dividend, the fourth consecutive year we have increased the dividend.

From an earnings perspective, we anticipate third-quarter earnings to be in the range of $0.57 to $0.62 per share. For the full year, we anticipate earnings to be in the range of $2.83 to $2.88.

Also, earlier today, we announced that Scott Kisting has been named to our Board of Directors. Scott brings more than 35 years of banking experience to our Board. His knowledge and understanding of the commercial banking industry will be invaluable as we continue to grow the Company.

With that, I'd like to open it up to any questions.

QUESTION AND ANSWER

Operator
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(OPERATOR INSTRUCTIONS). John Kraft, D.A. Davidson.

John Kraft  - DA Davidson - Analyst
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Talking about the severance charge...trying to reconcile here the guidance raised last quarter and the new guidance...presumably you were not contemplating the charge last quarter when you raised the guidance?

 Charlie Carden  - John H. Harland Company - CFO
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That's correct.

 John Kraft  - DA Davidson - Analyst
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And is there, other than the guidance other than the severance change, restructuring change, are there other things that have changed since you reduced the guidance last quarter?

Tim Tuff  - John H. Harland Company - Chairman, CEO
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The major change is in our outlook on the Checks side, because we were surprised by how weak in particular the start of the quarter was. And to a certain extent, the same thing in Scantron.

Let me talk about that in a little bit more detail because there were some different things in Checks and in Scantron forms. The other areas of our business were actually pretty good. Just talking about Scantron forms, we actually think that that was a timing issue. We think it was where spring and Easter break fell, which was heavily concentrated this year in the month of April. And that's actually supported by what we've seen since. It probably caused March to be stronger than usual and April to be weaker. We don't see any fundamental change in the market.

On Checks, the first quarter was higher than we expected, and then April in particular was much lower. And going back to Q1, certainly looking at competitor reports and industry reports, seeing that our major customers really outperformed the market, and I particularly believe that so because as many of you are aware, there is a big scramble going on in the banking industry for deposits and we saw a number of our major customers having special programs. And as a result of that, we actually saw big action in new account opening. In April, this stopped and this dragged into May. June came back to our original forecast levels for the year, back when we did our original guidance. And we've seen July almost exactly at the original forecast for the year. Now, why did it stop in April? Clearly, there was the runoff of some programs amongst our major customers, but I also think that more banks joined in the, what I call the deposit wars with special programs, to try and attract deposits. Any other variations that we experienced are explainable by the regular wins and losses. As we sort of look out to Q3 and Q4, we're adjusting our expectations really closer to our original expectations for the year, rather than the levels we experienced in Q1. That's what really results in the difference.

Operator
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Nik Fisken, Stephens Inc.

Nik Fisken  - Stephens Inc. - Analyst
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So I'm interested in the timing of the $3 million cost structure change. Why exactly are we doing this now?

 Tim Tuff  - John H. Harland Company - Chairman, CEO
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What we have is different things going on in different parts of the business. We have ongoing actions every quarter as a result of business improvement programs all across the organization. The reason we're calling it out is because the number is higher than usual and it's a significant cost as a result of a confluence of actions. In Printed Products, it flows from implementation of business improvement programs, and also adjusting for the expected volumes for the remainder of the year. As I said, higher than we experienced in Q2, but not at the level of what we experienced in Q1.

In the case of software, it's a different set of circumstances. There, we're now really getting through some of the integration and we can take out cost by going to the next level of consolidation.

In Scantron, we're taking out people in the data collection side where we've not been getting the required growth, and actually there, there are going to be probably some additional add-backs as our Testing & Assessment new businesses get traction. So there some offsets, but clearly, there are severance related to the cost reduction on the data collection side. So you have different things happening in the three segments. It just so happens that you're going to have a significant severance cost occurring in Q3.

 Nik Fisken  - Stephens Inc. - Analyst
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What's our annual savings from this?

 Tim Tuff  - John H. Harland Company - Chairman, CEO
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You're going to see some pretty immediate feedback because when -- in terms of people, you tend to get pretty fast return on that.

 Nik Fisken  - Stephens Inc. - Analyst
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But no comment on the amount?

 Tim Tuff  - John H. Harland Company - Chairman, CEO
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We don't give specific guidance on that.

 Nik Fisken  - Stephens Inc. - Analyst
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So what exactly is going to happen in Q4, other than what we just talked about, to get us to $0.80-plus earnings?

 Tim Tuff  - John H. Harland Company - Chairman, CEO
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You have a significant seasonality always as it relates to fourth quarter, and obviously, especially on the software side, but not just on the software side. Many of our business products in our Printed area are focused on the fourth quarter year end, and you'll also see the same thing happening in Integrated Client Solutions.

 Nik Fisken  - Stephens Inc. - Analyst
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And did we have a big loss of a customer in Q2?

 Tim Tuff  - John H. Harland Company - Chairman, CEO
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In Q2, yes. We have the runoff of the customer that we announced over a year ago.

 Nik Fisken  - Stephens Inc. - Analyst
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But did we have any others? I think one of your competitors mentioned a large take-away in the June quarter....or conversion rather.

 Tim Tuff  - John H. Harland Company - Chairman, CEO
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No we -- as you know, we don't comment on specific customers by name. We announced the loss of a significant customer I think back in March. We announced it back in 2005, but it went into effective in March. And every quarter, we have some wins or losses, but we don't have any significant new customer wins or losses to report this quarter.

 Nik Fisken  - Stephens Inc. - Analyst
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Great, thanks so much.

Operator
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(OPERATOR INSTRUCTIONS). John Kraft, DA Davidson.

 John Kraft  - DA Davidson - Analyst
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Back to some of the strength you're seeing in the core business. You say the service bureaus are particularly strong. Is that in your opinion a reflection of some change in the buying habits of the banks? I mean, we've seen gradual increases in, I think, demand for subscription rather than license, but is that increasing or something about your products in particular, or just a little bit of luck in the quarter?

 Tim Tuff  - John H. Harland Company - Chairman, CEO
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I think it's the particular contracts we landed. I would say that in the banking industry in particular, I think over the last few years there's been a consistent trend towards more service bureau rather than in-house deals.

 John Kraft  - DA Davidson - Analyst
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And the Phoenix product that you have, is that seeing some improving interest?

 Tim Tuff  - John H. Harland Company - Chairman, CEO
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Yes, we're very encouraged with progress in Phoenix and we are definitively being included in more and more deals with that product, and it's performing extremely well.

 John Kraft  - DA Davidson - Analyst
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Any wins to talk about in the quarter?

 Tim Tuff  - John H. Harland Company - Chairman, CEO
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We do regularly have wins, but not any that we would publicize at this time.

 John Kraft  - DA Davidson - Analyst
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Okay. How about the Validify product? What's the status there?

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

 Tim Tuff  - John H. Harland Company - Chairman, CEO
-------------------------------------------------------------------------------
Validify, the progress continues. It is out there in beta. We don't see that having any significant impact on revenues in 2006. But progress is continuing on for development of that product.

 John Kraft  - DA Davidson - Analyst
-------------------------------------------------------------------------------
And then just finally, on the dividend increase, I know you're always going to keep an eye out for acquisitions, but would you say that your appetite for acquisitions has slowed a little bit, or we should read that as a sign that maybe you'll be a little bit less aggressive in the acquisitions?

 Tim Tuff  - John H. Harland Company - Chairman, CEO
-------------------------------------------------------------------------------
Clearly our focus is on organic growth and you're seeing that, but I wouldn't draw any conclusions from not making any acquisitions in the first half of the year. It's certainly not as a result of seeing any shortage of deals, there's just the deals that were -- looked particularly interesting, were not available at what we believe was sensible prices to create shareholder value.

 John Kraft  - DA Davidson - Analyst
-------------------------------------------------------------------------------
So no real conscious effort to focus on getting these integrations through and clearly improving the margins there?

 Tim Tuff  - John H. Harland Company - Chairman, CEO
-------------------------------------------------------------------------------
No, that's going to happen anyway and we're making good progress on that.

 John Kraft  - DA Davidson - Analyst
-------------------------------------------------------------------------------
And I guess if I could sneak in one more then. Your commentary mentioned that the Software & Services margins should improve by the end of the year. I mean, they have been improving. When you suggest -- are you suggesting that maybe they'll get to the targets by the end of the year?

 Tim Tuff  - John H. Harland Company - Chairman, CEO
-------------------------------------------------------------------------------
You're clearly going to see significant improvement. You would see improvement anyway in the fourth quarter and you're going to see that accelerated by the steps that we're taking in Q3. I don't think we'll quite be at industry levels at the end of Q4, but you're seeing a steady trend in that direction, and I see no reason why we should not get to those levels.

 John Kraft  - DA Davidson - Analyst
-------------------------------------------------------------------------------
Okay great. Thank you.

Operator
-------------------------------------------------------------------------------
Beth Lilly, Woodland Partners.

 Beth Lilly  - Woodland Partners - Analyst
-------------------------------------------------------------------------------
I wanted to follow up on John's question about Software & Services margins, which is for awhile now, as you've been making these acquisitions and piecing the business together, you've talked about getting to a sufficient level of revenue so that you can get to industry margins. So can you talk about the timing that you think it will take? Clearly, it won't be there by the fourth quarter, but when do you think you'll be able to get those margins to the industry level margins?

 Tim Tuff  - John H. Harland Company - Chairman, CEO
-------------------------------------------------------------------------------
Well, two things. There are different complexities of integration. The most complex integrations are when you're integrating core systems, and over the last 12 months we've actually been integrating two of those -- the Phoenix system and also the Intrieve system. Those are the most complex of all. And Intrieve brought us a number of other products which we are integrating with all of our other core processing systems. So what you're seeing is particularly heavy integration costs in that period of time. Now, what you're going to see is that starting to run off commencing in Q3. You'll really see that reflected in the margins in Q4, and you should anticipate a continuing trend towards the industry levels in 2007.

 Beth Lilly  - Woodland Partners - Analyst
-------------------------------------------------------------------------------
Okay. So do you think you'll be there by the middle of 2007? When do you think you'll get there?

 Tim Tuff  - John H. Harland Company - Chairman, CEO
-------------------------------------------------------------------------------
Again, you've always got to factor in the mix of business. Different plays in the market have different mix of business. It's like the example I gave in core processing. You pick up a service bureau deal that has less immediate impact on your margins than a license deal does. So you've got to factor that in. But I see no fundamental reason why with the critical mass we have today we cannot get to industry levels.

 Beth Lilly  - Woodland Partners - Analyst
-------------------------------------------------------------------------------
Okay. And that's assuming of course that you don't do any more acquisitions.

 Tim Tuff  - John H. Harland Company - Chairman, CEO
-------------------------------------------------------------------------------
Yes, but again, it's less likely that those would be of core processing, which I said, is the most expensive to integrate. It's much more likely that any acquisition we made would be to an add-on product.

 Beth Lilly  - Woodland Partners - Analyst
-------------------------------------------------------------------------------
Okay. The other question I wanted to ask is -- I'm just a little bit confused on the visibility in terms of -- the first quarter, you upped your guidance and I just want to make sure I clearly understand why things changed so quickly in your Printed Products division in the sense of -- were revenues down did you say in your core check lines 9.7%?

 Tim Tuff  - John H. Harland Company - Chairman, CEO
-------------------------------------------------------------------------------
That was the volume, yes. Now, that -- a lot of that was expected because there was a runoff of a major customer which we flagged over a year ago, and their runoff target was the end of March. The biggest difference was with existing customers who in Q1 were much stronger than we expected and we knew some of the reasons why, it's because of the programs that they implemented and I actually think that a number of them were gaining market share in particular in new deposits and opening new accounts. That changed significantly in April, and we were surprised by that. And I think that -- I've been interested in some of the comments of even people in the electronic payments area who also saw a drop-off in the beginning of April. Having said that, the volumes have been coming back, in particular in June and also in July. And our guidance is still higher than our original guidance for the year.

 Beth Lilly  - Woodland Partners - Analyst
-------------------------------------------------------------------------------
Okay, so things are back on track in terms of your expected volumes now?

 Tim Tuff  - John H. Harland Company - Chairman, CEO
-------------------------------------------------------------------------------
Yes. It's just that they're not at the levels that we experienced in Q1.

 Beth Lilly  - Woodland Partners - Analyst
-------------------------------------------------------------------------------
Okay. And then the final question I wanted to ask was about the buyback. What remains on your authorization for the share repurchase?

 Charlie Carden  - John H. Harland Company - CFO
-------------------------------------------------------------------------------
A little over -- between 1.7 and 1.8 million shares.

 Beth Lilly  - Woodland Partners - Analyst
-------------------------------------------------------------------------------
Okay, great. Thank you very much.

Operator
-------------------------------------------------------------------------------
Dave Cardell, Brahman Capital.

 Dave Cardell  - Brahman Capital - Analyst
-------------------------------------------------------------------------------
I'm just trying to get a feel for what you think normalized contract payments are. I know that's a tough one because it depends on new account wins, but I'm trying to get a handle on normalized free cash flow.

 Tim Tuff  - John H. Harland Company - Chairman, CEO
-------------------------------------------------------------------------------
As you say, it varies -- it can vary significantly from quarter to quarter, but if you want to take an average over a longer period of time, it's -- you would probably average a million per quarter.

 Dave Cardell  - Brahman Capital - Analyst
-------------------------------------------------------------------------------
You have 20 million for the six months give or take, and you're saying it should be how much quarter?

 Charlie Carden  - John H. Harland Company - CFO
-------------------------------------------------------------------------------
There's two different types of payments.

 Dave Cardell  - Brahman Capital - Analyst
-------------------------------------------------------------------------------
I'm sorry, I'm looking at the cash flow statement.

 Charlie Carden  - John H. Harland Company - CFO
-------------------------------------------------------------------------------
You're looking at the payments to customers by Harland

 Dave Cardell  - Brahman Capital - Analyst
-------------------------------------------------------------------------------
Correct.

 Tim Tuff  - John H. Harland Company - Chairman, CEO
-------------------------------------------------------------------------------
That's different. I misunderstood you, David.

 Dave Cardell  - Brahman Capital - Analyst
-------------------------------------------------------------------------------
No worries.

 Tim Tuff  - John H. Harland Company - Chairman, CEO
-------------------------------------------------------------------------------
Let's be clear on the difference. What I was talking about is when a contract is terminated .

 Dave Cardell  - Brahman Capital - Analyst
-------------------------------------------------------------------------------
Right, I didn't mean that.

 Tim Tuff  - John H. Harland Company - Chairman, CEO
-------------------------------------------------------------------------------
And that was -- on average, it was -- it's a million.

 Dave Cardell  - Brahman Capital - Analyst
-------------------------------------------------------------------------------
Okay.

 Tim Tuff  - John H. Harland Company - Chairman, CEO
-------------------------------------------------------------------------------
Now, on upfront payments for a -- for contracts, two things. First of all, those numbers are heavily concentrated in the first quarter of the year. We have said that in 2005 our upfront contract payments were I believe $25.2 million. We said that in 2006, it will be slightly lower than that, and you'll see that the bulk of that has already been incurred.

 Dave Cardell  - Brahman Capital - Analyst
-------------------------------------------------------------------------------
Okay. And there's no trend in -- would you expect going forward that that $20 to $25 million is the normalized rate? Is there a trend in the industry towards fewer -- a little bit less contract payments or a little bit more contract payments in winning deals?

 Tim Tuff  - John H. Harland Company - Chairman, CEO
-------------------------------------------------------------------------------
I've been very critical of the whole concept of upfront payments. I think it's a really dumb form of discounting, which is really all it is. It was introduced a number of years ago before Sarbanes-Oxley, and I think at that time, a number of the banks were taking those payments to their bottom line on the basis that it was not material. I think that now banks are correctly reporting it and spreading it over the term of the contract. The problem is that many of those are committed because it's a five-year -- typically a five-year contract. We do give full disclosure in the Q and the K of all those upfront payments. But I -- I think that it will decline now.

 Dave Cardell  - Brahman Capital - Analyst
-------------------------------------------------------------------------------
Gotcha. And a completely separate question. New CEO at a large competitor -- can you kind of give us some thoughts about what -- if there's any change at all from a pricing environment or from a competitive environment that we should be conscious of?

 Tim Tuff  - John H. Harland Company - Chairman, CEO
-------------------------------------------------------------------------------
It's too soon to tell. I think he's getting his arms around the situation. He's obviously not faced with an easy situation. But this is a great industry and you should be able to generate lots of cash and I'm confident that he'll get his arms around it and pursue a logical strategy for their company.

 Dave Cardell  - Brahman Capital - Analyst
-------------------------------------------------------------------------------
Okay, great. Thank you.

Operator
-------------------------------------------------------------------------------
Nik Fisken, Stephens Inc.

 Nik Fisken  - Stephens Inc. - Analyst
-------------------------------------------------------------------------------
On the Printed Products pricing, I seem to recall like the last couple of calls, we had said that pricing was getting better. And now, it sounds like in your prepared remarks, that pricing is getting a little worse. Is that right?

 Tim Tuff  - John H. Harland Company - Chairman, CEO
-------------------------------------------------------------------------------
No, let's be clear. We introduced a price increase in Q1, and that price increase is sticking. The major price competition is in these large contracts. As I said before, we happen to have few of our contracts up for renewal in this period of time. Of those that we are watching, which are really contracts of competitors for us, we don't see any change in price competition these are still very price competitive with these major contracts. So you have to distinguish with what's going on in the market and what is going on at Harland.

 Nik Fisken  - Stephens Inc. - Analyst
-------------------------------------------------------------------------------
So the pricing of large contracts remains very competitive and never got better? Just the use of these upfront payments is what got better?

 Tim Tuff  - John H. Harland Company - Chairman, CEO
-------------------------------------------------------------------------------
I -- when you have two companies, both of who are highly leveraged, I can't for the life of me understand why they would want to promote upfront payments. And I've been very vocal on that now, and we are the third player.

 Nik Fisken  - Stephens Inc. - Analyst
-------------------------------------------------------------------------------
Check. Thanks.

Operator
-------------------------------------------------------------------------------
Charles Weissman, Lazard.

 Charles Weissman  - Lazard - Analyst
-------------------------------------------------------------------------------
You said on the volumes -- can you just -- did you give volume numbers excluding the customer loss, just sort of core like-for-like volume numbers?

 Tim Tuff  - John H. Harland Company - Chairman, CEO
-------------------------------------------------------------------------------
We didn't, but the industry's decline is about 4 to 5% per annum in units.

 Charles Weissman  - Lazard - Analyst
-------------------------------------------------------------------------------
Do you feel like in the quarter, you were in line with the industry in terms of your unit decline?

 Tim Tuff  - John H. Harland Company - Chairman, CEO
-------------------------------------------------------------------------------
Yes.

 Charles Weissman  - Lazard - Analyst
-------------------------------------------------------------------------------
Okay.

 Tim Tuff  - John H. Harland Company - Chairman, CEO
-------------------------------------------------------------------------------
Other -- when you account for wins and losses, we didn't see any greater decline than the industry decline.

 Charles Weissman  - Lazard - Analyst
-------------------------------------------------------------------------------
Okay. And then on the software side, you mentioned the mortgage piece of the business was still slow. Is there any -- as that industry starts to kind of slow down, it seemed to me that the software part of the business might pick up a bit. Are you seeing anything there?

 Tim Tuff  - John H. Harland Company - Chairman, CEO
-------------------------------------------------------------------------------
I think that's right, because the mortgage companies as that market really drops off has to focus more on their costs in order to hit their bottom line. They can't depend on volumes the way they did. Now, having said that, we have probably the state-of-the-art product to help streamline the mortgage process. Now we're getting that product out, but it's slow and I think that still a lot of mortgage companies are in sort of firefighting mode as they see the drop-off in their business. I'm confident that it will work to our benefit longer-term, but we have really not seen yet.

 Charles Weissman  - Lazard - Analyst
-------------------------------------------------------------------------------
Okay. And back to checks for a second. Is there anything in terms of these termination -- is there anything in the comparisons in the third and fourth quarter that we should know about in terms of termination payments or anything of that nature?

 Tim Tuff  - John H. Harland Company - Chairman, CEO
-------------------------------------------------------------------------------
Some of those are hard to forecast, but there is nothing that we have built into our guidance.

 Charles Weissman  - Lazard - Analyst
-------------------------------------------------------------------------------
What about in last year's third and fourth quarter?

 Charlie Carden  - John H. Harland Company - CFO
-------------------------------------------------------------------------------
They were more normal last year.

 Charles Weissman  - Lazard - Analyst
-------------------------------------------------------------------------------
Okay, thanks.

-------------------------------------------------------------------------------
Operator
Thank you. It appears there are no further questions at this time. A rebroadcast of this conference is available starting today at 1:00 PM Eastern and will run until August, 10, 2006 at midnight Eastern. You may access the rebroadcast by calling 719-457-0820. Please reference pass code 4856963. Now I'd like to turn the conference back over to our speakers for any additional or closing remarks.

Henry Bond - John H. Harland Company - Treasurer, VP of IR
-------------------------------------------------------------------------------
Thanks, Sara. We appreciate you joining us this morning as we discussed our second-quarter results and our outlook for 2006. A replay of the call is also available on our website. Thanks again for joining us.

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